UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                           --------------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): July 1, 2005

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                      INTEGRATED HEALTHCARE HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)

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            Nevada                        0-23511                 87-0412182
(State or Other Jurisdiction of   (Commission File Number)    (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                        695 Town Center Drive, Suite 260
                          Costa Mesa, California 92626
               (Address of Principal Executive Offices) (Zip Code)

                                 (714) 434-9191
                         (Registrant's telephone number,
                              including area code)

          (Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
          Appointment of Principal Officers.

      (b) Effective July 1, 2005, James T. Ligon assumed the new position of Executive Vice President of Mergers and Acquisitions of Integrated Healthcare Holdings, Inc. (the "Company"), and resigned from the position of Chief Financial Officer of the Company as of such date.

      (c) Effective July 1, 2005, the Company appointed Steven R. Blake as Chief Financial Officer of the Company. Mr. Blake continues to serve as the Company's Chief Accounting Officer. Mr. Blake's annual base compensation was increased to $275,000. Prior to his joining the Company in March 2005, Mr. Blake served as the Regional Vice President of Finance for Tenet Healthcare Corporation, a position he held for approximately 17 years. Mr. Blake is a California licensed Certified Public Accountant.

      A copy of the press release announcing the executive changes of the Company is attached as an exhibit hereto.

Item 9.01 Financial Statements and Exhibits.

      (c)   Exhibits

      Exhibit     Description
      -------     -----------

      99.1        Press release announcing the executive changes of the Company.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GENIUS PRODUCTS, INC.


Date: July 8, 2005                      By: /s/ Larry Anderson
                                            ------------------------------------
                                            Larry Anderson
                                            President

                                Index to Exhibits

      Exhibit     Description
      -------     -----------

      99.1        Press release announcing the executive changes of the Company.